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Exhibit 23.10

Consent of Independent Registered Public Accounting Firm

        We hereby consent to the incorporation by reference in this Amendment No. 2 to the Registration Statement on Form S-4 of Kinder Morgan, Inc. of our report dated February 19, 2014, relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in El Paso Pipeline Partners, L.P.'s Annual Report on Form 10-K for the year ended December 31, 2013. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Houston, Texas
October 20, 2014

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  Exhibit 23.10
Consent of Independent Registered Public Accounting Firm